UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|     Preliminary Proxy Statement
|_|     Confidential, for Use of the Commission Only (as permitted by Rule
14a-6(e)(2))
|_|     Definitive Proxy Statement
|_|     Definitive Additional Materials
|X|     Soliciting Material Pursuant to Sec. 240.14a-12

                            Four Oaks Fincorp, Inc.
                            -----------------------
                (Name of Registrant as Specified In Its Charter)
                              ________N/A_________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.

|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)     Title of each class of securities to which transaction applies:

     (2)     Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)     Proposed maximum aggregate value of transaction:

     (5)     Total fee paid:

|_|  Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1)     Amount Previously Paid:

     (2)     Form, Schedule or Registration Statement No.:

     (3)     Filing Party:

     (4)     Date Filed:

Investor Newsletter
Issue 3
March 10, 2010

Welcoming our newest shareholders, customers, and employees....

At last our acquisition of Nuestro Banco is complete. We closed the merger on December 31, 2009 and our system conversion occurred February 19 and 20, 2010. Former Nuestro shareholders received the information for exchanging their shares, customers received explanations of our products and services, and the new employees are already acclimated to the new procedures. We encourage our new shareholders to get their shares exchanged in advance of March 25, 2010, the
record date for voting at the 2010 Annual Shareholders' Meeting.    Our annual
meeting is being held in the Four Oaks Elementary School cafeteria at 180 West Hatcher Street, Four Oaks, NC, on May 10, 2010 at 7:00 PM. Please mark your calendars and join us for an informative evening. We look forward to seeing you there.

Recession ends and recovery begins....

In hindsight we see so clearly that economic conditions existing since late 2008 are far from normal; however, looking forward it is difficult to know what our expectations of normal should be. Early on we had few clues as to the impact the recession would have on the world, much less our bank. The lingering effect of the economic downturn, which continues to sap the strength out of efforts to stimulate growth, is the massive loss of jobs. Technically speaking, the recession ended midyear 2009, and the budding recovery is beginning to have a positive impact. However, many of our customers are still suffering; therefore, the bank still suffers. Problem loans, foreclosures, and loan losses were elevated throughout 2009. 140 banks failed during 2009 and 26 have failed in 2010. While we would like a speedy return to substantially higher profits and stock prices, we know it will not happen overnight. We expect a modest profit for 2010 which we believe is reasonable, despite expected loan losses, due to increasing interest margins and controlled overhead expenses.

Capital preservation and liquidity conservation....

The two most important themes currently in banking are remaining "well capitalized" and having sufficient "liquidity" to support operations. We are well capitalized with 13.65% total risk based capital at December 31, 2009. During 2009 we raised capital through the sale of $12 million of subordinated debt and our acquisition of Nuestro Banco, which provided nearly $8 million of common equity capital. These initiatives bolstered our capital levels nicely and would be more than sufficient in normal times; however, in the current banking environment we will continue to explore means of raising capital throughout 2010 and will maintain "capital preservation" as a top priority.
This includes the reduction of our dividend, which breaks a longstanding tradition of paying increased dividends each year. With limited options for increasing capital, we must prudently protect it from erosion. We withdrew our Treasury Capital Purchase Plan application for TARP funds in late 2009. Many banks that received this funding have already repaid it due to the negative impact it has had on them, including negative public sentiment. Liquidity is the second theme which dominates the thoughts of management. While holding large amounts of short term assets when rates are extremely low does not improve our profitability, it will allow us to invest in higher earning assets when interest rates rise. It also supports operations at a time when short term funding sources may become limited. Our liquidity sources continue to exceed our needs for funding. Enhanced monitoring of both capital and liquidity levels enables management to effectively manage these critical components.

Board established Lead Independent Director role....

Each member of our Board of Directors assumes a role of vital importance with significant duties and responsibilities. They are committed to using their time and talents to administer the Company's business by establishing and monitoring the effectiveness of management, policies, and procedures which are necessary to ensure the safe and sound operation of the Company. In 2009, the Board's independent directors selected Michael Weeks to serve in the role of Lead Independent Director. The purpose of this designation was to strengthen the Company by expanding the role of an independent director to include involvement in reviewing and selecting agenda items in advance of the board meetings, presiding over meetings in the Chairman's absence, as well as, being available to talk directly with shareholders, and to call meetings of the independent directors as the need arises. In companies where the Chairman is also the Chief Executive Officer, it is very common practice to have a Lead Independent Director. We appreciate Director Weeks' willingness to serve in this capacity for the Company.

Thank you for all you do to support Four Oaks Fincorp, Inc. and Four Oaks Bank & Trust Company. If you have questions you would like addressed in future issues or suggestions and comments, please email nswise@fouroaksbank.com or mail them to Four Oaks Bank, P.O. Box 309, Four Oaks, NC 27524, Attn: Nancy Wise. Information in this newsletter may contain forward-looking statements. These statements involve risks and uncertainties that could cause actual results to differ materially, including without limitation, the effects of future economic conditions, governmental fiscal and monetary policies, legislative and regulatory changes, the risks of changes in interest rates, and the effects of competition . Additional factors that could cause actual results to differ materially are discussed in the Company's filings with the Securities and Exchange Commission, including without limitation its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and its Current Reports on Form 8-K. The Company does not undertake a duty to update any forward-looking statements in this newsletter.
IMPORTANT INFORMATION

This communication may be deemed to be solicitation material in respect of the Company's 2010 annual meeting of shareholders. The Company will file a definitive proxy statement for the annual meeting with the U.S. Securities and Exchange Commission ("SEC"). SHAREHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT WHEN IT IS AVAILABLE, BECAUSE IT CONTAINS IMPORTANT INFORMATION. Investors and security holders may obtain the proxy statement and other relevant documents free of charge at the SEC's website, http://www.sec.gov, or by directing a request to Nancy Wise, Four Oaks Fincorp, Inc., 6114 U.S. 301 South, Four Oaks, North Carolina 27524, (919) 963-2177.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies of the Company's shareholders in connection with the annual meeting. Information regarding the interests of these directors and executive officers in the solicitation will be included in the proxy statement filed by the Company in connection with the annual meeting.